SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	May 22, 2018

VARIAN MEDICAL SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-7598	94-2359345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Hansen Way, Palo Alto, CA	94304-1030
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code	(650) 493-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

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Item 8.01. Other Events.

Varian Medical Systems, Inc. (the “Company”) announced today it received notice from Sirtex Medical Limited (“Sirtex”) on May 21, 2018 (Pacific daylight time) that the board of directors of Sirtex has now received a binding proposal from CDH Investments, a China-based alternative asset manager (“CDH Proposal”), for the acquisition of all of the issued shares of Sirtex at a price of A$33.60 per share and subject to conditions including the approval of Australia’s Foreign Investment Review Board and The Committee on Foreign Investments in the United States (“CFIUS”).

Sirtex has notified Varian of the material terms and conditions of the CDH Proposal, and also announced them to the Australian Securities Exchange. Under the terms of the scheme of arrangement entered into between Sirtex and Varian (“Varian Scheme”), Varian has the right to submit a counterproposal to the CDH Proposal. Varian has formally notified Sirtex that it will not be submitting a counterproposal and that Varian is committed to the terms of the Varian Scheme at the purchase price offered by Varian of A$28 per share.

A copy of the press release is attached as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated May 22, 2018 entitled “Varian Notifies Sirtex It Will Not Submit a Counterproposal to Competing Bid”.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Varian Medical Systems, Inc.

By:	/s/ John W. Kuo
Name:	John W. Kuo
Title:	Senior Vice President, General Counsel and Corporate Secretary

Dated: May 22, 2018